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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.'s 33-23490, 33-28309, 33-56932, 33-89862, 33-89864, 333-06469,
333-76245, 333-84583, 333-37154) and the Registration Statement (Form S-3 No. 333-45116) and the Registration Statement (Form S-4 No. 333-48700) of our report dated August 14, 1998, with respect to the financial statements of SeaMED Corporation included in the Annual Report (Form 10-K) of Plexus Corp. for the year ended September 30, 2000.


Seattle, Washington                                   ERNST & YOUNG LLP
December 14, 2000                                     /s/ Ernst & Young LLP